SHARE  PURCHASE AGREEMENT                                             EXHIBIT 99


                    SHARE PURCHASE AND INVESTMENT AGREEMENT

                                      AMONG

                  R-TEC HOLDING, INC., AN IDAHO CORPORATION AND

                    R-TEC CORPORATION, AN IDAHO CORPORATION

                                      AND

                          FARIS MCMULLIN, AN INDIVIDUAL
                      MICHAEL MCMULLIN, AN INDIVIDUAL AND
                        CLYDE B. CRANDALL, AN INDIVIDUAL




                           DATED:  SEPTEMBER 22, 2004

                        PURCHASE AND INVESTMENT AGREEMENT
                        ---------------------------------

THIS AGREEMENT, dated for reference the 22nd day of September, 2004, between R-TEC HOLDING, INC., a corporation duly incorporated under the laws of the State of Idaho, and having an office situate at 1471 East Commercial Avenue, Meridian, Idaho 83642, and R-TEC CORPORATION, a corporation duly incorporated under the laws of the State of Idaho, and having an office situate at 1471 East Commercial Avenue, Meridian, Idaho 83642 (R-TEC HOLDING, INC., and R-TEC CORPORATION are collectively referred to herein as "R-TEC"),

     OF THE FIRST PART, and

FARIS MCMULLIN, an individual, MICHAEL MCMULLIN, an individual, and CLYDE B. CRANDALL, an individual (referred to collectively herein as "Investor"),

     OF THE SECOND PART.

WHEREAS:
A. R-TEC is a corporation duly organized pursuant to the laws of the State of Idaho.

B. R-TEC is in the business of developing and manufacturing testing devices primarily for the integrative circuit industry and other activities incidental thereto, including retail sales from R-TEC's Machine Shop (the "Business").

C. R-TEC requires additional financing and capital in order to continue the Business and has requested the Investor to provide such financing and capital, which the Investor has agreed to provide on the terms and conditions contained herein.


NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the promises and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

INTERPRETATION
In  this  Agreement,  except  as  otherwise  expressly  provided:

"Agreement" means this agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended in writing and in effect;

"Business Assets" means all of the real property, personal property, choses in action, intangible or intellectual property and all other assets of whatsoever nature owned or leased by R-TEC or in which R-TEC has any right or interest or the right to acquire an interest, including, without limitation, the Intellectual Property Rights and the Contracts, and specifically includes those assets set forth in Schedule "A" hereto;

"Closing Date" means the date which is fifteen (15) days following Regulatory Approval of the transactions contemplated in this Agreement;

"Contracts" means all of the commitments, agreements, contracts, instruments, leases and other documents entered into by R-TEC, by which R-TEC is bound or to which R-TEC or the Business Assets are subject (other than the Permitted Liens), including without limitation those listed in Schedule "B" hereto;

"Financial Statements" means the audited balance sheets and statements of earnings of R-TEC as of R-TEC's most recently completed financial period, and the most recent compiled and un-audited financial statements of R-TEC. Copies of both the audited and most recent compiled Financial Statements of R-TEC are attached hereto as Schedule "C";

"Indebtedness" means any and all advances, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities and undertakings of a Party assumed, created, incurred or made whether voluntary or involuntary, however arising, whether due or not due, absolute, inchoate or contingent, liquidated or un-liquidated, determined or undetermined, direct or indirect, express or implied, and whether such Party may be liable individually or jointly with others;

"Intellectual Property Rights" means, collectively, all patents, patent applications, copyrights, trademarks, trademark applications, trade names, trade secrets, design or invention, or intellectual property owned by R-TEC and used in connection with the conduct of the Business or Business Assets and all goodwill connected therewith, including, without limitation, all licences or similar rights used by or granted to R-TEC in connection with production, research, development and design in connection with the Business or Business Assets, and all rights to register or otherwise apply for the protection of any of the foregoing, and specifically including the right to use or carry on business under the trade name "R-TEC";

"Lien" means any security agreement, mortgage, debenture, charge, hypothecation, pledge, lien, or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Party any proprietary right;

"Party" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organization or any trustee, executor, administrator, or other legal representative;

"Permitted Liens" means the Liens enumerated and described in Schedule "D";

"Regulatory Approval" means any and all approvals, consents or adjudication by any governmental or regulatory body or agency having jurisdiction or powers of review with respect to the affairs of R-TEC, the Investor, or, generally, the subject matter of this transaction and specifically includes, without limitation, NASDAQ (OTCBB) and the Securities and Exchange Commission;

"Subsidiary" means any entity wholly or partially owned by R-TEC;

"Shares" means all Shares of stock or other indicia of economic interest in R-TEC, including collectively the Convertible Shares and Non Convertible Shares in the capital of R-TEC;

all references in this Agreement to a designated "Section" or other subdivision or to a Schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without interpretation" or "but not limited to" or words of similar import, is used with reference thereto);

any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles currently applicable in the United States;

any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time;

where any representation or warranty is made "to the knowledge of" any Party, such Party will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstances in respect of which the representation or warranty is given being untrue if such Party proves:

that such Party conducted a reasonable investigation so as to provide reasonable grounds for a belief that there had been no misrepresentation or breach of warranty; or

that fact, state of facts, or circumstance could not reasonably be expected to have been determined as a result of a reasonable investigation, irrespective of the actual investigation conducted by such Party;

any dollar amount referred to in this Agreement is in the currency of the United States of America;

any other term defined within the text of this Agreement has the meanings so ascribed;

the warranties and representations regarding R-TEC, set forth in Section 2.1 of this Agreement, including all of its Subsections ("Subsections"), are made subject to the disclosures in all of the Schedules referenced and provided for in said Subsections. Disclosures made in such Schedules shall be taken as relating to any and all representations and warranties set forth in the Subsections where applicable and relevant and the disclosures in such Schedules shall not be taken as relating only to the specific Subsection of the Agreement in which reference is made to a Schedule, such that disclosure in one Schedule for one purpose shall be deemed disclosure for all purposes where the disclosed information is applicable and relevant to a representation or warranty appearing elsewhere in any Subsection.

This Agreement shall in all respects be governed and construed in accordance with the laws of the State of Idaho.

The Schedules attached hereto and forming part of this Agreement are as follows:

================================================================================
SCHEDULE  ITEM
================================================================================
     A    Business  Assets
--------------------------------------------------------------------------------
     B    Contracts
--------------------------------------------------------------------------------
     C    Financial  Statements
--------------------------------------------------------------------------------
     D    Permitted  Liens
--------------------------------------------------------------------------------
     E    Issued  Shares  of  R-Tec
--------------------------------------------------------------------------------
     F    Record  Owners  of  Shares  of  R-Tec
--------------------------------------------------------------------------------
     G    Exceptions  -  Issuance,  Exchange  or  Conversion  of  Shares
--------------------------------------------------------------------------------
     H    Shareholder  Loans
--------------------------------------------------------------------------------
     I    Assets  Not  Owned  or  Possessed  by  R-Tec
--------------------------------------------------------------------------------
     J    Exceptions  -  Business  Interests  or  Assets
--------------------------------------------------------------------------------
     K    Exceptions  -  Material  Indebtedness
--------------------------------------------------------------------------------
     L    Taxes  and  Tax  Returns
--------------------------------------------------------------------------------
     M    Exceptions  - Filings Required by State and/or Federal Securities Laws
--------------------------------------------------------------------------------
     N    Exceptions  -  Employment,  Consulting  or  Management  Agreements
--------------------------------------------------------------------------------
     O    Exceptions  -  Labor  and  Trade  Unions
--------------------------------------------------------------------------------
     P    Employees,  Remuneration  and  Benefits
--------------------------------------------------------------------------------
     Q    Exceptions  -  Employee  Pension,  Benefit  and  Compensation  Plans
--------------------------------------------------------------------------------
     R    Exceptions  -  Agreements Relating to Business Conduct and/or Business
          Assets
--------------------------------------------------------------------------------
     S    Judgments,  Pending  or  Threatened  Litigation,  etc.
--------------------------------------------------------------------------------
     T    Exceptions  -  Intellectual  Property  Rights/Trade  Names
--------------------------------------------------------------------------------
     U Exceptions - Registrations and Filings Re: Intellectual Property Rights/Trade Names

================================================================================
SCHEDULE  ITEM
================================================================================
     V    Exceptions  -  Patents,  Copyrights  and  Encumbrances  Thereon
--------------------------------------------------------------------------------

WARRANTIES  AND  REPRESENTATIONS  REGARDING  R-TEC
As of the date of this Agreement, R-TEC warrants and represents to the Investor, with the intent and knowledge that the Investor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that:

the authorized capital of R-TEC Holding, Inc., consists of 60,000,000 shares of common stock and 5,000,000 preferred shares of R-TEC Holding, Inc.;

the authorized capital of R-TEC Corporation consists of 10,000 shares of common stock, all if which are issued and outstanding. R-TEC Holding, Inc., is the owner of all issued and outstanding shares of R-TEC Corporation.

the only issued Shares of R-TEC are as described in Schedule "E", all of which Shares have been validly issued and outstanding as fully paid and non-assessable;

no other person has any interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, R-TEC Holding, Inc., (excluding rights enforceable only against a record owner of Shares other than R-TEC) other than the Shares owned by them as set out in Schedule "F" hereto;

no other person has any interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, R-TEC Corporation;

no Party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right to require R-TEC to issue any further or other Shares in its capital or any other security convertible or exchangeable into Shares in its capital or to convert or exchange any securities into or for Shares in the capital of R-TEC;

for the issue or allotment of any of the authorized but un-issued Shares in the capital of R-TEC;

to require R-TEC to purchase, redeem or otherwise acquire any of the issued and outstanding Shares in the capital of R-TEC; or

to  purchase  or  otherwise  acquire  any  Shares  in  the  capital  of  R-TEC;

          except as set forth in Schedule "G" hereto and, as of the Closing Date any Party holding such right or option as aforesaid shall have elected to or caused the exercise or conversion of such right or option into common shares of R-TEC or expressly abandoned such rights;

the particulars in Schedule "H" are a full, complete and accurate description of all Shareholder loans owed to or by R-TEC;

R-TEC has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth;

R-TEC is a Corporation duly organized, validly existing and in good standing under the laws of the State of Idaho;

all alterations to the corporate documents of R-TEC since its organization have been duly approved by the shareholders and/or board of directors of R-TEC and registered in all places required by law and including all applicable regulatory agencies in the State of Idaho;

R-TEC carries on the Business in the United States of America, and at the present time does not carry on any business in any other country other than sales to other countries for which R-TEC has obtained all regulatory approvals and is otherwise in compliance with export-import laws and regulations. R-TEC does not carry on any business other than the Business at the present time;

R-TEC has the power, authority and capacity to carry on the Business as presently conducted by it;

R-TEC has the power, authority and capacity to own and use all of the Business Assets;

except as set forth in Schedule "I" hereto, R-TEC owns and possesses and has good and marketable title to and possession of all the Business Assets including, without limitation, the Intellectual Property Rights free and clear of all Liens, except the Permitted Liens;

R-TEC does not own or possess any asset other than the Business Assets and does not have any interest in the assets or business of any other Party except as set forth in Schedule "J" hereto;

R-TEC holds all material licences and permits required for the conduct in the ordinary course of the Business and for the uses to which the Business Assets have been or may be put and all such material licences and permits are in good standing and the conduct and uses of the same by R-TEC are in compliance with all laws, zoning and other bylaws, building and other restrictions, rules, regulations and ordinances applicable to R-TEC, the Business or the Business Assets, and neither the execution and delivery of this Agreement nor the completion of the transactions hereby contemplated will give any person the right to terminate or cancel the said licences or permits or affect such compliance;

the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the corporate documents of R-TEC;

conflict with or result in a breach of or violate any of the material terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which R-TEC or its shareholders are subject or constitute or result in a material default under any agreement, contract or commitment to which R-TEC or its shareholders are a party;

give to any Party any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which R-TEC is a party including the Intellectual Property Rights, Contracts and Permitted Liens;

to the knowledge of R-TEC, give to any government or governmental authority of the United States or any jurisdiction thereof or any regional district, district, city or municipality or any subdivision thereof, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to R-TEC and which is materially necessary or desirable in connection with the conduct and operation of the Business and the ownership, leasing or use of the Business Assets; or

constitute a default by R-TEC or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any Indebtedness of R-TEC which would give any Party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument including the Contracts and the Permitted Liens;

the Financial Statements were prepared in accordance with generally accepted accounting principles applicable in the United States, applied on a basis consistent with prior years, and are true and correct in every material respect and present fairly and accurately the financial condition and position of R-TEC as of the dates set out therein and the results of its operations for the periods covered thereby;

the provisions for bad debts as recorded in the Financial Statements are, and collections since the date of the Financial Statements have, proven to be adequate;

except as set forth in Schedule "K" hereto, there is no material Indebtedness of R-TEC which is not disclosed or reflected in the Financial Statements;

R-TEC has filed all federal and state income tax returns required to be filed and paid any and all taxes shown to be due thereon for all years to and including the last completed fiscal year of R-TEC, and R-TEC has withheld and remitted to the applicable tax collecting authority all amounts required to be remitted respecting payments to employees or to non-residents, or otherwise and has paid all instalments of corporate taxes due and payable;

all tax returns and reports of R-TEC required by law to be filed prior to the date hereof, including all United States federal and state income tax returns have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licenses required to be paid have been paid, and if not required to be paid as of the date hereof, have been accrued in the Financial Statements or are identified on Schedule "L" hereto;

adequate provision has been made for taxes payable by R-TEC for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by R-TEC, and there are no material contingent tax liabilities to the best of the knowledge of R-TEC or any grounds which would prompt a re-assessment, including aggressive treatment of income and expenses in filing earlier tax returns;

R-TEC has made all elections as may be required to be made under all United States tax legislation in connection with any distributions by R-TEC and all such elections were true and correct and in the prescribed forms and were made within the prescribed time periods;

except as set forth on Schedule "M" hereto, all filings required under state and/or federal securities laws, including the Securities Act of 1933, the Exchange Act of 1934, and the Idaho Securities Act have been duly filed and recorded with the appropriate authorities and represent true and accurate representations of the condition of R-TEC with respect to the issues included therein. No material misstatements or omissions have been included therein, and R-TEC is not currently in violation of any securities regulation or statute;

R-TEC  has  not  prior  to  the  date  hereof:

acquired or had the use of any material property from a Party with whom R-TEC was not dealing at arm's length;

disposed of anything to a Party with whom R-TEC was not dealing at arm's length for proceeds materially less than or materially greater than the fair market value thereof; or

discontinued carrying on any business in respect of which non-capital losses were incurred, excluding the shutdown of the automation division;

Except as otherwise disclosed herein, all material transactions of R-TEC have been promptly and properly recorded or filed in or with its respective books and records;

other than as may be disclosed in the Financial Statements or regulatory filings, R-TEC has not experienced nor, to the knowledge of R-TEC, has there been any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Business or the result of its operations save and except a need for working capital;

R-TEC has no employment, consulting or management contract or commitment with any Party, including those with any director or officer of R-TEC, whether oral, written or implied which cannot be terminated by R-TEC without cause upon giving thirty (30) days notice without the payment of or any liability to pay any bonus, damages, share of profits or penalty except as set forth in Schedule "N" hereto and none of the employees of R-TEC have been certified to be represented by a trade union or have entered into a collective agreement or otherwise attempted to be represented by a trade union and there are no collective agreements or proceedings under any labor legislation applicable to R-TEC which are or could become an obligation of or be binding upon R-TEC except as referenced in Schedule "O" hereto;

the name of each present employee of R-TEC, the duration of the employment of each employee with R-TEC and the remuneration and benefit obligations of R-TEC in respect of each such employee is accurately set out in Schedule "P", and the full amounts of salaries, pensions, bonuses, commissions and other remuneration of any nature, including accrued vacation pay, severance pay and unpaid earned wages of the present officers, directors, employees, salesmen, consultants and agents of R-TEC, as of the date hereof, will have been paid up to the date hereof;

there are no pension, profit sharing, incentive, bonus, group insurance or similar plans or other compensation plans affecting R-TEC other than those described in Schedule "Q" hereto and R-TEC has no unfunded or unpaid liability in respect of any such plan;

R-TEC does not have any contract, agreement, undertaking or arrangement, whether oral, written or implied, which cannot be terminated on not more than one month's notice and R-TEC has no outstanding agreement, contract or commitment (whether written or oral) whatsoever relating to or affecting the conduct of the Business or any of the Business Assets or for the purchase, sale or lease of any of the Business Assets other than the Contracts and the Permitted Liens except as described in Schedule "R" hereto;

there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of R-TEC threatened against or affecting R-TEC at law or in equity or before or by any court or federal, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency, and R-TEC is not a party to or threatened overtly in writing with any litigation except as described in Schedule S hereto;

except as set forth in Schedule "T", R-TEC does not have any knowledge of any infringement of the Intellectual Property Rights or any unauthorized use of misleading or similar names to R-TEC's name or any other trade or brand name in use in any area where the Business is conducted; and:

R-TEC has neither, during the three years preceding the date of this Agreement, been a party to any proceeding, nor to the knowledge of R-TEC, is any proceeding overtly threatened in writing as to which there is a reasonable possibility of a determination adverse to R-TEC involving a claim of infringement by any person of any of the Intellectual Property Rights;

none of the Intellectual Property Rights are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by R-TEC or restricting the licensing thereof by R-TEC to any person;

R-TEC has no knowledge that the use of the Intellectual Property Rights conflicts with, infringes upon or violates any patent, trademark, trade name, trademark or trade name registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes, or any similar rights, of any person;

to the knowledge of R-TEC, R-TEC either owns the entire right, title and interest in, to and under, or has acquired an exclusive licence to use, any and all patents, trademarks, trade names, brand names and copyrights that are material to the Intellectual Property Rights;

the Intellectual Property Rights are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property Rights; and

except as set forth in Schedule "U" all registrations and filings necessary to preserve the rights of R-TEC in and to the Intellectual Property Rights have been made.

R-TEC:

is not in breach material of any of the terms, covenants, conditions, or provisions of, is not in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, which would constitute a breach of or a default under any Contract;

is not in material violation of nor is any present use by R-TEC of any Business Assets in violation of or contravention of any applicable law, statute, order, rule or regulation of the United States of America or any state therein or any regional district, district, city or municipality or any subdivision thereof; and

is not in breach or default under any judgment, injunction or other order or is aware of any judicial, administration, governmental, or other authority or arbitrator by which R-TEC is bound or to which R-TEC or any Business Assets are subject, excluding laws and regulations of general application; and R-TEC has not received written notice that any default, breach, or violation is being alleged;

R-TEC has not guaranteed, or agreed to guarantee, any Indebtedness or other obligation of any Party except as described in the Financial Statements;

reasonable wear and tear excepted, the Business Assets are in good working order and in a functional state of repair and to the knowledge of R-TEC, there are no latent defects; and

no dividends of any kind or other distribution on any Shares of R-TEC have been declared or paid by R-TEC except distributions disclosed in the Financial Statements;

between the date of the Financial Statements and the date hereof:

no capital expenditures or commitments therefore have been made by R-TEC;

there has been no material adverse change in the financial condition or position of R-TEC other than a continued decline in working capital, and no damage, loss or destruction materially affecting the Business Assets or the right, capacity, or ability of R-TEC to carry on the Business;

R-TEC has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to or for the benefit of any agent, employee, director, or officer of R-TEC, except increases in the normal course of business to employees other than officers and directors;

R-TEC has conducted the Business in its usual and normal manner and has maintained the Business Assets in good condition and has made all repairs and replacements considered necessary; and

R-TEC has not waived or surrendered any right of material value;

except as set forth in Schedule "V" all patents, copyrights, intellectual property and pending patents are the exclusive property of R-TEC free and clear of all other known claims or encumbrances;

no Party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

to require a Subsidiary to issue any further or other securities in its capital or any other security convertible or exchangeable into securities in its capital or to convert or exchange any securities into or for Shares in the capital of the Subsidiary;

for the issue or allotment of any of the authorized but unmissed securities in the capital of the Subsidiary;

to require a Subsidiary to purchase, redeem or otherwise acquire any of the issued and outstanding securities in the capital of the Subsidiary; or

to  purchase or otherwise acquire any securities in the capital of a Subsidiary;

INVESTOR'S  WARRANTIES  AND  REPRESENTATIONS
Each Investor severally warrants and represents to R-TEC, with the intent that it will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein that:

CONECTL is a corporation duly incorporated pursuant to the laws of the State of Idaho and is validly existing and in good standing under the laws of the State of Idaho, and has the power, authority and capacity to enter into this Agreement and to carry out its terms.

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of CONECTL, and this Agreement constitutes a legal, valid and binding obligation of the Investor in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

CONECTL's Articles of Incorporation do not prohibit or in any way limit the Investor's ability to validly and effectively enter into and complete any transaction contemplated by this Agreement;

the authorized capital of CONECTL is 10,000,000 common shares without par value all of which issued and outstanding excluding. All of the issued and outstanding shares of CONECTL are duly authorized, validly issued, fully paid, no assessable, and free of all preemptive rights. All of the shares to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, no assessable, and free of all preemptive rights. There are no existing options, warrants, rights, call or commitments of any character relating to shares of Investor common stock or other capital stock of Investor, There are no outstanding securities or other instruments convertible into or exchangeable for shares of Investor common stock or other capital stock of Investor and no commitments to issue such securities or instruments, and no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of investor common stock or other capital stock of Investor.

there are no present or previous disputes, claims, actions, suits, judgments, investigations or proceedings outstanding, pending, or threatened against the Investor, at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or court; except as set forth on Schedule "V",:

          (i) There is no (A) outstanding judgment, order, decree, award, stipulation, injunction of any governmental entity or arbitrator against or affecting Investor or Investor's properties, assets or business or (B) action pending against the Investor or his properties, assets or business.

          (ii) To the knowledge of the Investor, there is no (A) outstanding judgment, order, decree, award, stipulation, injunction of any governmental entity or arbitrator against or affecting any officer or director of CONECTL (in their capacities as such), (B) action threatened against the CONECTL or its properties, assets or business, (C) action pending or threatened against the officers or directors of CONECTL or its business or (D) basis for the institution of any action against CONECTL or any of its officers or directors, properties or assets which, if decided adversely, would have a material adverse effect on CONECTL.

COVENANTS OF R-TEC AND INVESTOR
While this Agreement is in effect, R-TEC:

will to afford to the Investor (at the Investor's cost) and his authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of R-TEC and furnish such copies (certified if requested) thereof and other information as the Investor may reasonably request, and to permit the Investor and his authorized representatives to make such audit of the books of account of R-TEC and physical verification of the Business Assets as the Investor may reasonably see fit;

will conduct its business and affairs diligently and only in the ordinary course, and use reasonable efforts to preserve and maintain the goodwill of R-TEC, the Business Assets and the Business;

will not make or agree to make any payment to any director, officer, employee or agent of R-TEC except in the ordinary course of business and at the regular rates of salary and commission for such person or as reasonable reimbursement for expenses incurred by such person in connection with the Business;

will deliver to the Investor as soon as available and in any event within ninety
(90) days after the end of each fiscal year of R-TEC, audited Financial Statements, including a balance sheet of R-TEC as of the end of such fiscal year and consolidated statements of income, retained earnings and changes in financial position of R-TEC for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and in each case prepared in accordance with generally accepted accounting principles applicable in the United States of America and reported on by independent accountants selected by R-TEC, together with the report of such accountants thereon. R-TEC shall not pursue any transaction which involves the sale of all or substantially all of R-TEC's assets, merger of R-TEC with another, or sale of all or substantially all of the Shares of R-TEC unless the consent of the Investor is obtained prior to any such negotiations being entered.

While this Agreement is in effect, Investor shall:

     (a) comply promptly with all requirements that applicable legal requirements may impose upon it with respect to the transactions contemplated by this Agreement;

     (b) use his reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any person required to be obtained or made by Investor in connection with the transactions contemplated by this Agreement;

     (c) use his reasonable best efforts to preserve intact his business organization, employees and other business relationships, to operate his business in the Ordinary Course and to maintain its books, records and accounts in accordance with GAAP;

     (d) promptly advise R-TEC orally and, within three business days thereafter, in writing of any change in the Investor's business or condition that has had or may have a material adverse effect on the Investor prior to closing; and

     (e) deliver to the R-TEC prior to closing, a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent R-TEC from terminating this Agreement.

RESERVED

INVESTMENT
The Investor covenants and agrees, as of the Closing Date, to purchase from R-TEC that number of shares and warrants in the capital stock of R-TEC that will result in the Investor holding, in the aggregate, all of the authorized and unissued common shares and a sufficient number of preferred shares for Investor to have voting rights of not less than forty nine percent (49%) of all shares able to vote on any matter coming before the shareholders of R-TEC, with options to purchase shares three years and one week from the Effective Date of this Agreement preferred shares equal to an additional two percent (2%) of the total shares able to vote on any matter coming before the shareholders of R-TEC (the "Share Acquisition") in exchange for One Million (1,000,000) shares of CONECTL stock. Faris McMullin, Michael McMullin, and Clyde B. Crandall shall allocate their respective ownership interests and their contributions of shares of CONECTL stock in the manner selected by them, warranting that an aggregate contribution of One Million (1,000,000) shares of CONECTL stock will be transferred to R-TEC upon closing.

The Shares transferred to Investor pursuant to this Provision are "Restricted Securities" for purposes of Rule 144 under the 1933 Securities Act. Pursuant to that Rule, the Shares must either be registered, sold in reliance upon an applicable exemption, or sold through compliance with the restrictions of Rule 144.

Other than the shares of R-TEC to be issued in connection with the Share Acquisition or otherwise referred to in this Agreement, R-TEC shall not to issue or option any additional shares in the capital stock of R-TEC without the Investor's prior written consent.

Prior to completing the Share Acquisition as set forth in Subsection 6.1 of this Agreement, the Investor shall be reasonably satisfied that the representations, covenants, and financial statements provided by R-TEC are not false in any material respect. Investor shall be entitled to require a certificate from each officer and director of R-TEC in a form satisfactory to counsel for the Investor attesting that the representations and warranties of R-TEC or R-TEC be delivered on the Closing Date.

Upon closing, Five Hundred Thousand (500,000) Shares of CONECTL stock shall be placed with an escrow agent selected by Investor. In the event any representation or warranty set forth herein proves to be inaccurate, Investor may, at Investor's sole option, take any reasonable steps Investor deems appropriate to remedy or otherwise address such representation or warranty. Investor shall be entitled to offset any expenses associated with such remedy out of those escrowed shares at the rate of two (2) shares per dollar invested. Upon written confirmation of a final resolution of all outstanding issues and potential warranty liability between R-TEC and Quantum Foods, Two Hundred Fifty Thousand (250,000) shares, less any shares transferred to Investor pursuant to this Section 6.4, shall be released from Escrow and delivered to R-TEC by the escrow agent. On the second anniversary of this agreement, any remaining shares held in escrow shall be delivered to R-TEC by the escrow agent. Notwithstanding the foregoing, Investor must expend at least Fifteen Thousand Dollars ($15,000) for the offset provided under this Paragraph to be effective.

BOARD OF DIRECTORS AND OFFICERS OF R-TEC
R-TEC and Investor agree to cause the Board of Directors of R-TEC, on completion of the Share Acquisition, to consist of three (3) directors, a majority of whom shall be nominees of the Investor.

R-TEC and Investor agree that, on completion of the Share Acquisition, the offices of President and Chief Executive Officer of R-TEC shall be filled by one or more nominees of Investor. In the event that any of the members of the Board of Directors of R-TEC shall fail to vote in a manner which would result in R-TEC being unable to carry out the provisions of this Agreement, then the Investor and R-TEC agree to exercise their right as shareholders of R-TEC to remove such director from the Board of Directors of R-TEC and to elect in their place or instead thereof such individual who will use his or her best efforts to carry out the provisions of this Agreement.

NON-MERGER
The representations, warranties, covenants and agreements of R-TEC contained herein and those contained in the documents and instruments delivered pursuant hereto are to be true at the time of the Share Acquisition and will survive, notwithstanding the completion of the transactions herein contemplated, or the waiver of any condition contained herein (unless such waiver expressly releases R-TEC from such representation, warranty, covenant or agreement) and the same will remain in full force and effect.

The representations, warranties, covenants and agreements of the Investor contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at all times and will survive, and notwithstanding the completion of the transactions herein contemplated, or the waiver of any condition contained herein (unless such waiver expressly releases the Investor from such representation, warranty, covenant or agreement), the same will remain in full force and effect.

CONDITIONS  PRECEDENT
The obligations of the Investor to consummate the transactions herein contemplated specifically including the Share Acquisition are subject to the fulfilment of each of the following conditions at the times stipulated:

the representations and warranties of R-TEC contained herein are true and correct in all material respects at all times except as may be in writing disclosed to and approved by the Investor;

all covenants, agreements and obligations hereunder on the part of R-TEC to be performed or complied with at any relevant time, including its obligation to deliver the documents and instruments herein provided for, have been performed and complied with at and as of such relevant time;

R-TEC will not have experienced any material event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting R-TEC or the Business or as would materially reduce the value of R-TEC, the Business or the shares in the capital of R-TEC to the Investor;

R-TEC will have undertaken and obtained all regulatory approvals required for such transactions to be consummated, including appropriate notifications to or approvals from the Securities and Exchange Commission;

no damage by fire, negligence or otherwise to the Business Assets will have occurred which is not covered to at least eighty percent (80%) of replacement cost by one or more policies of insurance and which, in the sole opinion of the Investor, will materially and adversely affect the Business Assets, the Business or R-TEC's operations, prospects or earnings;

no federal, state, regional or municipal government or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect the Business or the Business Assets or the right of the Investor to the full enjoyment thereof;

all necessary Regulatory Approval to the transaction contemplated herein has been obtained by the Investor;

all required approvals of the Board of Directors of the Investor and shareholders of the Investor have been obtained as may be required by the policies of the NASDAQ and/or the Securities and Exchange Commission, as same are applicable under such policies;

The  conditions  set forth in Section 9.1 save and except for those contained in
Section 9.1(f), (g) and (h) are for the exclusive benefit of the Investor and may be waived by the Investor in writing in whole or in part at any time

The obligations of R-TEC to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated, that:

the representations and warranties of the Investor contained herein are true and correct in all material respects except as may be in writing disclosed to and approved by R-TEC;

all covenants, agreements and obligations hereunder on the part of the Investor to be performed or complied with have been performed and complied with as of each closing;

The conditions set forth in Section 9.3 are for the exclusive benefit of R-TEC and may be waived by R-TEC in whole or in part at any time.

TRANSACTIONS  OF  R-TEC  AT  THE  CLOSING
At closing, R-TEC will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively carry out the transactions contemplated hereby, including without limitation:

certified copies of resolutions of the directors of R-TEC authorizing the issuance of the appropriate shares and the registration thereof in the appropriate name;

certified copies of the resolutions of the shareholders of R-TEC approving and authorizing the issuance of the appropriate shares and transfer of control of R-TEC as contemplated by this Agreement;

duly issued share certificates in the name of the Investor and/or Investor's designee(s) representing the shares of R-TEC provided for in subsection 6.1;

all necessary resolutions appointing the appropriate number of nominees to the Board of Directors of R-TEC;

a closing warranty and certificate from R-TEC confirming that the conditions to be satisfied, unless waived, set out in Section 9.1 have been satisfied at the Closing Date and that all representations and warranties contained in Section 2 of this Agreement are true at and as of the closing;

a certificate from an officer of R-TEC in the form required by the Investor confirming the due issuance of the shares of R-TEC in respect to the share acquisition;

all such other documents and instruments as the appropriate counsel may reasonably require, including up-to-date financial statements and officer's certificates.

TRANSACTIONS OF THE INVESTOR PRIOR TO CLOSING
The Investor will take all such reasonable steps to obtain disinterested shareholder approval to the transactions contemplated herein at an annual or general meeting of the shareholders of the Investor;

The Investor will deliver or cause to be delivered to R-TEC one or more certificates representing the shares of CONECTL being transferred to R-TEC in connection herewith.

POST  CLOSING  AGREEMENTS
R-TEC will indemnify and hold harmless the Investor from and against:

any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of R-TEC under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Investor hereunder;

any and all losses, damages, or deficiencies resulting from any failure of R-TEC to obtain proper regulatory approvals, failure to abide by applicable regulations, or any other conduct by R-TEC occurring prior to the Share Acquisition;

any and all losses, damages or deficiencies resulting from any Indebtedness of R-TEC save and except the Indebtedness disclosed in the Financial Statements and regular payments pursuant to the Contracts; and

any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

The Investor covenants and agrees to defend, indemnify and hold harmless R-TEC from and against any damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Investor in this Agreement or in any writing delivered pursuant to this Agreement or at closing; or (ii) the failure of Investor to perform or observe fully any covenant, agreement or provision to be performed or observed by Investor pursuant to this Agreement.

TIME  OF  THE  ESSENCE
Time  is  of  the  essence  of  this  Agreement.

FURTHER  ASSURANCES
The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

SUCCESSORS
This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

COUNTERPARTS
This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

NOTICE
Any notice required or permitted to be given under this Agreement will be validly given if in writing, faxed, delivered or sent by pre-paid certified mail, posted to the addresses set forth above or to such other address as any Party may specify by notice in writing to the other.

Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.

Any notice sent by prepaid certified mail will be deemed conclusively to have been effectively given on the seventh business day after posting; but if at the time of posting or between the time of posting and the seventh business day thereafter there is a strike, lockout or other labor disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

AGENTS
R-TEC warrants to the Investor that no agent or other intermediary has been engaged by either of them in connection with the transactions herein contemplated.

PROPER  LAW
It is acknowledged and understood by R-TEC and its shareholders that the Law Firm of Eberle, Berlin, Kading, Turnbow & McKlveen, Chartered, acted solely on behalf of the Investor in connection with this Agreement and has merely recorded the information contained herein in accordance with the instructions of the Investor and has not advised R-TEC or its shareholders with regard to this Agreement, and hereby advises each of the foregoing to seek independent legal advice with respect to their rights and obligations under this Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered on the date first written above.

THE CORPORATE SEAL of R-TEC                 )
HOLDING, INC. was hereunto affixed in the   )
presence of:                                )
                                            )
                                            )
-------------------------------------       )
Authorized  Signatory                       )   c/s
                                            )
                                            )
-------------------------------------       )
Authorized  Signatory                       )

(Notary Attached on Separate Page)

THE CORPORATE SEAL of R-TEC                 )
CORPORATION was hereunto affixed in the     )
presence of:                                )
                                            )
-------------------------------------       )
Authorized  Signatory                       )   c/s
                                            )
                                            )
-------------------------------------       )
Authorized  Signatory                       )

(Notary Attached on Separate Page)

SIGNED, SEALED & DELIVERED by
FARIS MCMULLIN
                                            ------------------------------------
                                            FARIS  MCMULLIN


SIGNED, SEALED & DELIVERED by
MICHAEL MCMULLIN
                                            ------------------------------------
                                            MICHAEL MCMULLIN


SIGNED, SEALED & DELIVERED by
CLYDE B. CRANDALL
                                            ------------------------------------
                                            CLYDE B. CRANDALL

(Notary Acknowledgments Attached on
Separate Page)

STATE  OF  IDAHO   )
                   ss.
County of Ada      )

     On this 22nd day of September, 2004, before me, the undersigned Notary Public in and for said State, personally appeared Douglas G. Hastings, known or identified to me to be the Chairman of the Board of Directors of R-Tec Holding, Inc., the corporation that executed the within instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _______________________________________________
                              Notary  Public  for  Idaho
                              My  Commission  Expires:  _____________________


STATE  OF  IDAHO   )
                   ss.
County of Ada      )

     On this 22nd day of September, 2004, before me, the undersigned Notary Public in and for said State, personally appeared Douglas G. Hastings, known or identified to me to be the Chairman of the Board of Directors of R-Tec Corporation, the corporation that executed the within instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _______________________________________________
                              Notary  Public  for  Idaho
                              My  Commission  Expires:  _____________________

STATE  OF  IDAHO   )
                   ss.
County of Ada      )

     On this 22nd day of September, 2004, before me, the undersigned Notary Public in and for said State, personally appeared Faris McMullin, known or identified to me to be the person who executed the foregoing instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _______________________________________________
                              Notary  Public  for  Idaho
                              My  Commission  Expires:  _____________________



STATE  OF  IDAHO   )
                   ss.
County of Ada      )

     On this 22nd day of September, 2004, before me, the undersigned Notary Public in and for said State, personally appeared Michael McMullin, known or identified to me to be the person who executed the foregoing instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _______________________________________________
                              Notary  Public  for  Idaho
                              My  Commission  Expires:  _____________________

STATE  OF  IDAHO   )
                   ss.
County of Ada      )

     On this _____ day of September, 2004, before me, the undersigned Notary Public in and for said State, personally appeared Clyde B. Crandall, known or identified to me to be the person who executed the foregoing instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                              _______________________________________________
                              Notary  Public  for  Idaho
                              My  Commission  Expires:  _____________________

                                  SCHEDULE "A"

                                BUSINESS ASSETS

                                  SCHEDULE "B"

                                    CONTRACTS

                                  SCHEDULE "C"

                              FINANCIAL STATEMENTS

                                  SCHEDULE "D"

                                PERMITTED LIENS

                                  SCHEDULE "E"

                             ISSUED SHARES OF R-TEC

                                  SCHEDULE "F"

                        RECORD OWNERS OF SHARES OF R-TEC

                                  SCHEDULE "G"

                  EXCEPTIONS - ISSUANCE, EXCHANGE OR CONVERSION
                                    OF SHARES

                                  SCHEDULE "H"

                                SHAREHOLDER LOANS

                                  SCHEDULE "I"

                     ASSETS NOT OWNED OR POSSESSED BY R-TEC

                                  SCHEDULE "J"

                    EXCEPTIONS - BUSINESS INTERESTS OR ASSETS

                                  SCHEDULE "K"

                       EXCEPTIONS - MATERIAL INDEBTEDNESS

                                  SCHEDULE "L"

                              TAXES AND TAX RETURNS

                                  SCHEDULE "M"

      EXCEPTIONS - FILINGS REQUIRED BY STATE AND/OR FEDERAL SECURITIES LAWS

                                  SCHEDULE "N"

          EXCEPTIONS - EMPLOYMENT, CONSULTING OR MANAGEMENT AGREEMENTS

                                  SCHEDULE "O"

                EXCEPTIONS - EXCEPTIONS - LABOR AND TRADE UNIONS

                                  SCHEDULE "P"

                EXCEPTIONS - EMPLOYEES, REMUNERATION AND BENEFITS

                                  SCHEDULE "Q"

          EXCEPTIONS - EMPLOYEE PENSION, BENEFIT AND COMPENSATION PLANS

                                  SCHEDULE "R"

  EXCEPTIONS - AGREEMENTS RELATING TO BUSINESS CONDUCT AND/OR BUSINESS ASSETS

                                  SCHEDULE "S"

                JUDGMENTS, THREATENED OR PENDING LITIGATION, ETC.

                                  SCHEDULE "T"

              EXCEPTIONS - INTELLECTUAL PROPERTY RIGHTS/TRADE NAMES

                                  SCHEDULE "U"

  EXCEPTIONS - REGISTRATIONS AND FILINGS RE: INTELLECTUAL PROPERTY RIGHTS/TRADE
                                      NAMES

                                  SCHEDULE "V"

            EXCEPTIONS - PATENTS, COPYRIGHTS AND ENCUMBRANCES THEREON